UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2011

Baldor Electric Company

(Exact Name of Registrant as Specified in Its Charter)

Missouri	01-07284	43-0168840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 R. S. Boreham, Jr. St.

Fort Smith, Arkansas

(Address of Principal Executive Offices)

72901

(Zip Code)

(479) 646-4711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on November 29, 2010, Baldor Electric Company, a Missouri corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ABB Ltd, a corporation under the Laws of Switzerland (“Parent”), and Brock Acquisition Corporation, a Missouri corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), for $63.50 per share, net to the holders thereof in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2010, as amended or supplemented (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with all amendments or supplements, and the Offer to Purchase, collectively constitute the “Offer”).

The Offer expired at 5:00 p.m. New York City time, on Tuesday, January 25, 2011. Based on information provided by the Depositary to the Offer, a total of approximately 42,415,177 shares of Company Common Stock, which represented 89.38% of the 47,455,713 outstanding shares, were tendered and not withdrawn pursuant to the Offer, including 2,907,369 shares that were tendered pursuant to notices of guaranteed delivery.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 26, 2011, after the closing of the Offer and in accordance with Merger Agreement, the Company paid an aggregate amount of approximately $604 million in satisfaction of all of its outstanding obligations under that certain Credit Agreement dated January 31, 2007 (as amended, the “Credit Agreement”), among the Company, the subsidiary guarantors and lenders party thereto and BNP Paribas, as administrative agent for the lenders thereunder and as issuing bank, and terminated the Credit Agreement. Such amount did not include any material prepayment penalties or break fees.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms and conditions of the Merger Agreement, on January 27, 2011, Merger Sub was merged with and into the Company (the “Merger”) in accordance with the Missouri “short form” merger statute, which allows the completion of the Merger without a meeting of the shareholders of the Company, with the Company continuing as the surviving corporation in the Merger and an indirect, wholly-owned subsidiary of Parent.

On January 27, 2011, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company Common Stock from listing on the NYSE and requested that the NYSE file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Company Common Stock. On January 28, 2011, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock. The Company will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

In order to complete the Merger, on January 27, 2011, pursuant to Section 2.2 of the Merger Agreement, Merger Sub exercised its top-up option (the “Top-Up Option”) to purchase additional shares of Company Common Stock, and accordingly, the Company issued 47,244,094 shares of Company Common Stock (the “Top-Up Shares”) to Merger Sub at the Offer Price, with an aggregate purchase price of $2,999,999,969. Merger Sub paid the purchase price for the Top-Up Shares in full by delivery of cash. The Top-Up Shares, when added to the Shares owned by Merger Sub at the time of the exercise of the Top-Up Option, represented at least one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

In connection with the consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by the Company, Parent or any of their respective subsidiaries or in the treasury of the Company, or by shareholders who properly exercise their dissenters’ rights under applicable Missouri law) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”).  At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

On Wednesday, January 26, 2011, Merger Sub accepted for payment all of the shares of Company Common Stock validly tendered and not withdrawn prior to the expiration of the Offer in accordance with the terms and conditions of the Offer. Upon such acceptance, a change of control of the Company occurred (the “Company Change in Control”).

As disclosed under Item 3.01 and 3.03 above, pursuant to the terms and conditions of the Merger Agreement, following the exercise of the Top-Up Option as described in Item 3.02 above, Merger Sub was merged with and into the Company on January 27, 2011 in accordance with the Missouri “short form” merger statute. In the Merger, each share of Company Common Stock not tendered in the Offer (other than shares held by the Company, Parent or any of their respective subsidiaries or in the treasury of the Company, or by shareholders who properly exercise their dissenters’ rights under applicable Missouri law) was cancelled and converted into the right to receive the Merger Consideration. Following the consummation of the Merger, the Company continued as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

The total amount of consideration payable in connection with the Offer and the Merger (excluding the payment for the Top-Up Shares) was approximately $4.3 billion, including refinancing of the Company’s net debt of $1.1 billion and payment of related transaction fees and expenses.  The funds used to consummate the Offer and the Merger (other than funds used for the payment of the Top-Up shares) were provided by Parent from existing cash on hand.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective as of the effective time of the Merger (the “Effective Time”), Jefferson W. Asher, Jr., Merlin J. Augustine, Jr., Richard E Jaudes, Jean A. Maudlin, John A. McFarland, Robert J. Messey, Robert L. Proost, R.L. Qualls, Barry K. Rogstad and Ronald E. Tucker resigned as members of the board of directors of the Company, and Diane de Saint Victor and Ulrich Spiesshofer, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company.

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on December 8, 2010, including the Information Statement comprising Annex I thereto, and such information is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company was amended and restated in its entirety to read identically to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the by-laws of Merger Sub as in effect immediately prior to the Effective Time became the by-laws of the Company, except that in each case the name of the Company set forth therein was changed to “Baldor Electric Company”. The articles of incorporation and the by-laws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 8.01.	Other Events.

Also in connection with the closing of the Offer, on January 26, 2011, the Company provided the required notice to redeem all of its outstanding 8-5/8% senior unsecured notes due February 15, 2017 (the “Notes”) and deposited approximately $642 million with the trustee under the indenture governing the Notes, to satisfy and discharge its obligations under the indenture and the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Baldor Electric Company.

3.2	Amended and Restated By-laws of Baldor Electric Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDOR ELECTRIC COMPANY

Date: January 28, 2011	By:	/s/ George E. Moschner
		Name:	George E. Moschner
		Title:	CFO and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Baldor Electric Company.

3.2	Amended and Restated By-laws of Baldor Electric Company.